AMENDMENT NO. 14
TO
MASTER INVESTMENT ADVISORY AGREEMENT
     This Amendment dated as of February ___, 2010, amends the Master Investment Advisory Agreement (the “Agreement”), dated June 5, 2000, between AIM Growth Series, a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.
W I T N E S S E T H:
     WHEREAS, the parties desire to add the following series portfolios: Invesco Convertible Securities Fund, Invesco Van Kampen Asset Allocation Conservative Fund, Invesco Van Kampen Asset Allocation Growth Fund, Invesco Van Kampen Asset Allocation Moderate Fund, Invesco Van Kampen Harbor Fund, Invesco Van Kampen Leaders Fund, Invesco Van Kampen Real Estate Securities Fund and Invesco Van Kampen U.S. Mortgage Fund;
     NOW, THEREFORE, the parties agree as follows;
1.	Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:
“APPENDIX A
FUNDS AND EFFECTIVE DATES

Name of Fund	Effective Date of Advisory Agreement
AIM Balanced-Risk Retirement Now Fund	January 31, 2007

AIM Balanced-Risk Retirement 2010 Fund	January 31, 2007

AIM Balanced-Risk Retirement 2020 Fund	January 31, 2007

AIM Balanced-Risk Retirement 2030 Fund	January 31, 2007

AIM Balanced-Risk Retirement 2040 Fund	January 31, 2007

AIM Balanced-Risk Retirement 2050 Fund	January 31, 2007

AIM Basic Value Fund	June 5, 2000

AIM Conservative Allocation Fund	April 30, 2004

AIM Global Equity Fund	November 4, 2003

AIM Growth Allocation Fund	April 30, 2004

AIM Income Allocation Fund	October 31, 2005

Name of Fund	Effective Date of Advisory Agreement
AIM International Allocation Fund	October 31, 2005

AIM Mid Cap Core Equity Fund	September 1, 2001

AIM Moderate Allocation Fund	April 30, 2004

AIM Moderate Growth Allocation Fund	April 29, 2005

AIM Moderately Conservative Allocation Fund	April 29, 2005

AIM Small Cap Growth Fund	September 11, 2000

Invesco Convertible Securities Fund	February 8, 2010

Invesco Van Kampen Asset Allocation Conservative Fund	February 8, 2010

Invesco Van Kampen Asset Allocation Growth Fund	February 8, 2010

Invesco Van Kampen Asset Allocation Moderate Fund	February 8, 2010

Invesco Van Kampen Harbor Fund	February 8, 2010

Invesco Van Kampen Leaders Fund	February 8, 2010

Invesco Van Kampen Real Estate Securities Fund	February 8, 2010

Invesco Van Kampen U.S. Mortgage Fund	February 8, 2010
APPENDIX B
COMPENSATION TO THE ADVISOR
     The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.
AIM Balanced-Risk Retirement Now Fund
AIM Balanced-Risk Retirement 2010 Fund
AIM Balanced-Risk Retirement 2020 Fund
AIM Balanced-Risk Retirement 2030 Fund
AIM Balanced-Risk Retirement 2040 Fund
AIM Balanced-Risk Retirement 2050 Fund
AIM Conservative Allocation Fund
AIM Growth Allocation Fund
AIM Income Allocation Fund
AIM International Allocation Fund

AIM Moderate Allocation Fund
AIM Moderate Growth Allocation Fund
AIM Moderately Conservative Allocation Fund
Invesco Van Kampen Leaders Fund
These fourteen funds do not pay an advisory fee.
AIM Basic Value Fund

Net Assets	Annual Rate
First $250 million	0.695%
Next $250 million	0.67%
Next $500 million	0.645%
Next $1.5 billion	0.62%
Next $2.5 billion	0.595%
Next $2.5 billion	0.57%
Next $2.5 billion	0.545%
Over $10 billion	0.52%
AIM Global Equity Fund

Net Assets	Annual Rate
First $250 million	0.80%
Next $250 million	0.78%
Next $500 million	0.76%
Next $1.5 billion	0.74%
Next $2.5 billion	0.72%
Next $2.5 billion	0.70%
Next $2.5 billion	0.68%
Over $10 billion	0.66%

AIM Mid Cap Core Equity Fund
AIM Small Cap Growth Fund

Net Assets	Annual Rate
First $500 million	0.725%
Next $500 million	0.70%
Next $500 million	0.675%
Over $1.5 billion	0.65%
Invesco Convertible Securities Fund

Net Assets	Annual Rate
First $750 million	0.52%
Next $250 million	0.47%
Next $500 million	0.42%
Next $500 million	0.395%
Next $1 billion	0.37%
Over $3 billion	0.345%
Invesco Van Kampen Asset Allocation Conservative Fund
Invesco Van Kampen Asset Allocation Growth Fund
Invesco Van Kampen Asset Allocation Moderate Fund

Net Assets	Annual Rate
All Assets	0.15%
Invesco Van Kampen Harbor Fund

Net Assets	Annual Rate
First $350 million	0.55%
Next $350 million	0.50%
Next $350 million	0.45%
Over $1.05 billion	0.40%
Invesco Van Kampen Real Estate Securities Fund

Net Assets	Annual Rate
First $500 million	0.80%
Next $500 million	0.75%
Over $1 billion	0.70%

Invesco Van Kampen U.S. Mortgage Fund

Net Assets	Annual Rate
First $1 billion	0.47%
Next $500 million	0.445%
Next $500 million	0.42%
Next $500 million	0.395%
Next $2.5 billion	0.37%
Next $2.5 billion	0.345%
Next $2.5 billion	0.32%
Next $2.5 billion	0.295%
Over $12.5 billion	0.27%”
2.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.
     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

AIM GROWTH SERIES

Attest:		By:

	Assistant Secretary		John M. Zerr
Senior Vice President
(SEAL)

INVESCO ADVISERS, INC.

Attest:		By:

	Assistant Secretary		John M. Zerr
Senior Vice President
(SEAL)

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